UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

February 14, 2018
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
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(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
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(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 14, 2018, the City of Dallas (the City) approved a settlement that resolved the Statement of Intent (SOI) of Atmos Energy Corporation (the Company) that was filed on August 18, 2017. The SOI was filed in response to a “show cause” order issued by the City on June 14, 2017. The following summarizes the major provisions of the settlement:

•
The settlement will result in a decrease in annual operating income of $5.1 million. Included in this amount is a $5.2 million decrease in base rates to incorporate into customer bills the new federal statutory income tax rate of 21% that was enacted into law under the 2017 Tax Cuts and Jobs Act (TCJA);

•	New rates were implemented February 15, 2018;

•
Future filings under the Company’s Dallas Annual Rate Review mechanism (DARR) will reflect an authorized return on equity of 9.8% with a capital structure calculated as the 13-month average of long-term debt and equity based on a September 30 test year end; and

•	Adjusted rates as a result of the DARR filings are expected to be filed using a September 30 test year end with rates expected to be implemented the following June 1.

The next DARR filing is expected to be filed using a September 30, 2018 test year end with the implementation of adjusted rates expected on June 1, 2019. It is anticipated this filing will address the return to customers of excess deferred tax liabilities established in connection with the implementation of the TCJA.

Additionally, the Company has reached an agreement in principle with approximately 70 percent of the Company’s customers in its Mid-Tex and West Texas Divisions to modify the annual Rate Review Mechanism (RRM) used to establish rates with those cities. The following summarizes the major provisions of the modified RRM:

•	Effective mid-March 2018, current rates will be reduced to reflect the new federal statutory income tax rate of 21% that was enacted into law under the TCJA;

•	An authorized return on equity of 9.8%;

•	An actual capital structure calculated using the Company’s long-term debt with equity limited to a maximum of 58 percent; and

•	A test period ended December 31 with rates expected to be implemented the following October 1.

The agreement is subject to regulatory approval by each of the cities representatives. The next RRM filing for these cities is expected to be filed using a December 31, 2017 test year end with the implementation of adjusted rates expected on October 1, 2018. It is anticipated this filing will address the return to customers of excess deferred tax liabilities established in connection with the implementation of the TCJA.

The Company is also currently in discussions with city representatives for the remaining cities in the Company’s Mid-Tex and West Texas Divisions to potentially modify rates in these jurisdictions. Additionally, the

Company is working with the staff of the Railroad Commission of Texas (RRC) to reduce current rates to reflect the lower statutory federal income tax rate in service areas where the RRC has direct regulatory oversight.

The actual and anticipated outcomes from these regulatory developments are expected to support the Company’s most recent fiscal 2018 earnings guidance of $3.85 - $4.05 per share, excluding the one-time income tax benefit recognized during the first quarter primarily to reflect the accounting effects of the implementation of the TCJA, and the Company’s ability to continue to grow earnings per share between six and eight percent annually.

The foregoing information is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act).

The matters discussed in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Current Report are forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Current Report or in any of the Company's other documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this Current Report, including the risks and uncertainties relating to regulatory trends and decisions, the Company's ability to continue to access the credit and capital markets and the other factors discussed in the Company's reports filed with the Securities and Exchange Commission. These factors include the risks and uncertainties discussed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017. Although the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 20, 2018	By: /s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President and
Chief Financial Officer

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